EXHIBIT 99.1

3D Systems to Acquire Z Corp and Vidar

Highly Complementary Combination Doubles Global Reach, Enhances Competition, Creates Value and Delivers Better Customer Experience

Expected to be Immediately Accretive to Cash Generation and to Non-GAAP Earnings in the First Full Year Following Completion of the Transaction (1)

ROCK HILL, S.C., Nov. 21, 2011 (GLOBE NEWSWIRE) -- 3D Systems Corporation (NYSE:DDD) announced today that it has signed a definitive agreement to acquire Z Corporation ("Z Corp") and Vidar Systems ("Vidar") for $137 million in cash from Contex Group, a subsidiary of Ratos AB, a listed private equity company located in Stockholm, Sweden.

The combination of Z Corp and Vidar products and services with 3D Systems' complementary portfolio uniquely positions 3D Systems for accelerated growth in the fast-growing 3D content-to-print space. The transaction fills 3D Systems' product performance and price gaps with complementary products and technology and doubles its reseller coverage globally. The Company stated that it expects the acquisition of Z Corp and Vidar to be immediately accretive to its cash generation and to its Non-GAAP earnings in the first full year following completion of this transaction. (1)

"We believe that the perfect strategic fit between these businesses, combined with expanded capabilities in product development, channel coverage, manufacturing and marketing, could present sizeable revenue and cost synergies that together offer significant long-term customer benefits and shareholder value," commented Abe Reichental, President and CEO of 3D Systems.

Z Corp is a leading provider of personal and professional 3D printers, 3D scanners and proprietary print materials and services. Its 3D printers rapidly create monochrome and full color models, prototypes and functional parts for a wide variety of applications, including education, architecture, healthcare, industrial and consumer uses. Vidar is a leading provider of medical film scanners that digitize film for radiology, oncology, mammography and dental applications. The acquired businesses generated $58 million of revenue for the twelve months ended June 30, 2011, with consolidated gross profit margins of 55%. 3D Systems expects to incur one-time professional M&A and restructuring expenses in the range of $2.7-3.2 million during the fourth quarter of 2011, related primarily to the completion of this transaction, but inclusive of all other acquisition activities and related restructuring costs that are primarily attributable to the Huntsman specialty materials acquisition.

"We believe that this is the right time for us to take this decisive step to unleash the combined growth and value creation potential that this opportunity presents for the benefit of our expanding customer base, employees and shareholders," continued Reichental.

"Over the past two years, we honed our acquisition integration performance and delivered significant growth and value from our twenty-two acquired businesses. Given the importance of this acquisition, we decided to temporarily suspend the majority of our ongoing acquisition activities and focus exclusively on delivering the full benefit of the available customer and shareholder value. We believe that during the first full year of operation, we could benefit from synergies in the range of $5-10 million, comprised of accelerated revenue growth from our combined sales channel and identified integration cost reductions," concluded Reichental.

This acquisition is subject to customary closing conditions, including the receipt of regulatory approvals and is expected to close shortly after all those conditions are met. The Company hopes this will occur by the end of 2011 or early 2012.

Strategic and Financial Benefits

  Doubling reseller channel accelerates revenue growth from combined portfolio and presence
  Profitable razor and blades business with accretive gross profit margins enhances Non-GAAP earnings power
  Highly complementary portfolio closes price and performance gap and delivers greater customer value
  Differentiated print engine technology brings speed and full color capabilities enhancing competition and customer experience
  Expected to be accretive to cash and Non-GAAP earnings with identified synergies(1)

(1) The statements regarding Non-GAAP earnings are not intended to be a profit forecast and should not be interpreted to mean that earnings for the current or future financial periods will necessarily be greater than those for the relevant preceding financial period. When we speak of Non-GAAP earnings above, we are speaking of our post-acquisition expectation for earnings before taking account of certain non-cash items such as depreciation, amortization and non-cash compensation.

Conference Call and Webcast Details

3D Systems will hold a conference call and webcast to discuss its acquisition of Z Corp and Vidar, November 21, 2011 at 11:30 a.m., Eastern Time.

  To access this conference call, dial 1-866-770-7120 from in the U.S. or 1-617-213-8065 from outside the U.S. and enter participant code 44360829.

  To access the webcast, log onto 3D Systems' web site at investor.3dsystems.com. To ensure timely participation and technical capability, we recommend logging on a few minutes prior to the conference call to activate your participation. The webcast will be available for replay beginning approximately two hours after completion of the call at: investor.3dsystems.com.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking.  Forward-looking statements may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings "Forward-Looking Statements," "Cautionary Statements and Risk Factors," and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

About 3D Systems Corporation

3D Systems is a leading provider of 3D content-to-print solutions including 3D printers, print materials and on-demand custom parts services for professionals and consumers alike. The company also provides creative content development, design productivity tools and curation services and downloads. Its expertly integrated solutions replace, displace and complement traditional methods and reduce the time and cost of designing new products by printing real parts directly from digital input. These solutions are used to rapidly design, communicate, prototype and produce functional parts, empowering its customers to create with confidence.

More information on the company is available at www.3DSystems.com.

To experience 3D Systems' entire range of 3D content-to-print products and services please visit www.printin3D.com, www.production3dprinters.com, www.toptobottomdental.com, www.quickparts.com, www.3Dproparts.com, www.alibre.com, www.bitsfrombytes.com, www.botmill.com, www.The3dStudio.com, www.freedomofcreation.com, www.sycode.com, blog.3dsystems.com, or via email at moreinfo@3Dsystems.com.

The 3D Systems Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4537

About Z Corporation

Z Corp provides 3D technologies used to create new products and services more effectively than any other means, compressing the design cycle, generating new concepts, communicating clearly, fostering collaboration, and reducing errors. Z Corp solutions span the entire 3D CAD/BIM design process from concept through design verification. Z Corp is committed to making their solutions the fastest, easiest, most accessible and most valuable.

More information on the company is available at www.zcorp.com.

About Vidar Systems Corporation

Vidar Systems is a leading provider of optical imaging technology specializing in medical and dental imaging markets. Built upon a solid foundation of innovation and an unwavering dedication to quality, the company is the worldwide leader and number one manufacturer of medical film digitizers.

More information on the company is available at www.vidar.com.

CONTACT: Investor Contact: Stacey Witten
         803-326-4010
         E-mail: WittenS@3dsystems.com

         Media Contact: Cathy Lewis
         803-326-3950
         Email: LewisCL@3dsystems.com